UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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EnerJex Resources, Inc.

(Exact name of registrant as specified in its charter)

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Nevada (State of incorporation or organization)	88-0422242 (IRS Employer Identification No.)

4040 Broadway, Suite 508 San Antonio, TX (Address of principal executive offices)	78209 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.001 par value per share	NYSE MKT

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is to become effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form 8-A relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant's Securities to be Registered.

For a description of the Common Stock of EnerJex Resources, Inc., a Nevada corporation (the "Registrant") being registered hereunder, reference is made to the information set forth in the heading "Description of Capital Stock" contained in the Registrant's registration statement on Form S-4 (File No. 333-190590), as initially filed with the Securities and Exchange Commission (the "Commission") on September 13, 2013, as amended (the "S-4 Registration Statement"), and in the prospectus included in the S-4 Registration Statement filed separately by Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed incorporated herein by reference.

Item 2.     Exhibits

In accordance with the "Instructions as to Exhibits" with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 12, 2014	EnerJex Resources, Inc., a Nevada corporation

/s/ Robert G. Watson, Jr.
Robert G. Watson, Jr., Chief Executive Officer